Exhibit 10.14

OSEO anvar Ile-de-France Est

15 cité Malesherbes

75009 Paris

AGREEMENT No. A0509018 Q

Between

1)	OSEO Anvar

Public Limited Company with a share capital of €80,000,000.

Registered with the registry of trade and companies of Creteil under no. 692 005 432 with corporate headquarters at 27-31, avenue du Général Leclerc

94710 MAISONS-ALFORT Cedex, France

(hereinafter, “OSEO anvar”)

represented by Geneviève GELLY,

OSEO anvar Ile-de-France Regional Director

One the one hand

And

2)	SEQUANS COMMUNICATIONS

SIRET No. 450 249 677 00029

Public Limited Company with a share capital of €254,166.67.

“CITICENTER”

19 Le Parvis A Paris La Défense BP 104

92800 PUTEAUX

FRANCE

(hereinafter, “the BENEFICIARY”)

represented by Georges Karam, Chairman of the Board of Directors

On the other hand

Considering decree 2005-766 of 8 July 2005 approving the bylaws of the public limited company “OSEO Anvar”, and implementing various provisions relating to its operation,

Considering decree no. 97-682 of 31 May 1997 relating to aids for innovation,

Considering the application for innovation assistance submitted by the BENEFICIARY and registered on 23/08/2005 under no. A0509018 Q,

Considering the technical instruction and financial instruction specified in the conditions provided for under article 7 of the above-mentioned decree no. 97-682;

Considering the opinion issued by the Regional Commission for the Awarding of Aid in its meeting of:

26/01/2006

SPECIFIC CONDITIONS FOR THE GRANTING OF AID

ARTICLE 1 – AMOUNT, PURPOSE AND FORM OF THE AID

1.1	OSEO anvar grants to the BENEFICIARY, under the terms and conditions for payment provided for in article 2, an innovation grant in the amount of €1,200,000.00.

This grant is allocated to the program described in the presentation submitted by the BENEFICIARY, with the objective of:

Creation of WiMAX mobile component prototypes compatible with norm IEEE 802.16e broadband and related services.

1.2	In return for the grant, the BENEFICIARY undertakes to complete the submitted program within a period of 10 months beginning on 23/08/2005 and to implement all the necessary human and technical, financial and commercial resources necessary for the success of its execution and of the commercial exploitation of its results.

1.3	The total estimated amount of the submitted program is €3,026,100.60 excluding taxes. The expenses of the innovation program included in the aid package amount to €3,026,100.60 excluding taxes (see attached estimate).

Consequently, the amount indicated above accounts for 39.65% of the total expenses, excluding taxes, indicated in the innovation aid package. This aid is granted to the BENEFICIARY in the form of a refundable advance.

ARTICLE 2 – TERMS AND CONDITIONS FOR PAYMENT OF THE GRANT

2.1	The sum of the grant will be paid out to the BENEFICIARY in 3 installments:

• one installment of €550,000.00 following the date of the signing of this agreement.

• one installment of €410,000.00 as of 31/05/2006, based on a request for payment accompanied by:

- An interim report on the progress of work, deemed to be satisfactory by OSEO anvar,

- A statement of expenses incurred, dated and signed by the BENEFICIARY for an amount at least equal to double the amount of the preceding accumulated payments.

- An updated certificate attesting to the fiscal and corporate good standing of the BENEFICIARY.

- An evidence of an increase in equity capital by contribution in cash of € 7,000,000 as a capital increase fully paid, issuance premium included or convertible bonds or partners’ current accounts blocked until 31/03/2011

- And, if OSEO anvar deems it useful to request, at the time of the submission of the BENEFICIARY’s balance sheets, income statements and annexes, if a closing of the accounting year is questioned after the date of the preceding payment.

• the balance, on completion of the work, after OSEO anvar has certified that the programme has been concluded. Notification of this certification will be issued by 31/12/2006 at the latest, in accordance with the stipulations of article 3.

2.2	The amount of each of the payments will be credited to account no. FR76 30004 00295 0001003704293, opened in the BENEFICIARY’s name with BNP PARIBAS PARIS BLANQUI.

ARTICLE 3 – CERTIFYING THE COMPLETION OF THE PROGRAMME

3.1	The BENEFICIARY may request certification of the completion of the programme at any time by OSEO anvar, and in any case by 31/12/2006 at the latest, when OSEO anvar must certify the completion of the programme.

This date takes into account a period of 6 months in addition to the lead time to which the BENEFICIARY has committed in accordance with the stipulations of article 1.2.

3.2	The BENEFICIARY’s request, which should be addressed to OSEO anvar one month before the date indicated above at the latest, should be accompanied by the following documents, which must be deemed satisfactory by OSEO anvar, in order to allow the balance of the aid to be paid, namely:

-	An end-of-programme technical report describing its execution and results in comparison to the set goals.

-	A statement summarising expenses incurred to date, dated and signed by the BENEFICIARY. A model of this summarised statement is attached herewith.

-	An updated certificate attesting to the fiscal and corporate good standing of the BENEFICIARY.

-	The BENEFICIARY’s most recent balance sheets, income statements and notes to the financial statements, since the date of registering the application for assistance, approved by the external auditor or by a certified accounting expert if deemed useful by OSEO anvar.

-	And, if OSEO anvar deems this useful to request, additional items explaining the contents of this report, these expenses and these accounts.

Should any documents and other evidence provided by the BENEFICIARY reflect expense amounts that are less than those indicated in the aid package, the amount of the aid will be automatically reduced to 39.65% of the total effectively justified expenses. The BENEFICIARY, hereby, undertakes to repay any verified unjustified amounts without delay.

3.3	Moreover, in view of the documents provided by the BENEFICIARY:

-	OSEO anvar will verify the programme’s technical success, the programme’s technical failure or the programme’s partial technical success, and will pay the balance of the aid under the conditions detailed in article 3.2.

-	Otherwise, OSEO anvar will certify the incompletion or discontinuation of the programme. The stipulations of article 3.7 will apply in this case.

3.4	Unless the programme is subject to technical or commercial failure, repayment of the grant will take place in accordance with the stipulations of article 4.1.

3.5	In the event of technical failure of the programme, as pronounced by OSEO anvar, the BENEFICIARY will be relieved of any undertakings and obligations that are incumbent upon it under this agreement, on condition that it has met all the undertakings and obligations incumbent upon it up to the date on which such failure has been ascertained, and that it has fulfilled the obligations set out in article 4.3.

3.6	In the event of partial technical success of the programme, as pronounced by OSEO anvar, the conditions for reimbursing the aid in accordance with article 4, may, where appropriate,

be adapted by common agreement between the BENEFICIARY and OSEO anvar, it being understood that the BENEFICIARY must fulfil the obligations stipulated in article 4.3.

3.7	At its sole initiative, OSEO anvar may, at its option:

-	Pronounce the immediate recovery of all or part of the grant amount paid, applying the stipulations of article VI of the General Conditions.

-	Demand full reimbursement of the agreed advance, in accordance with the stipulations of article 4, in case of failure, apart any possible technical or commercial failure, partial technical success or partial commercial success, in the event of the BENEFICIARY’s failure in the following situations:

•	absence of the request for verification of programme completion within the deadline set in article 3.1.

•	failure to deliver all or some of the documents described in article 3.2 to OSEO anvar.

•	Incompletion or discontinuation of the programme ascertained by OSEO anvar.

ARTICLE 4 – BENEFICIARY’S FINANCIAL OBLIGATIONS

4.1	The BENEFICIARY hereby undertakes to reimburse OSEO anvar for the amount of €1,200,000.00 following the schedule detailed below, taking into account revenue forecasts provided by the BENEFICIARY with regard to the programme for which aid has been granted.

In this respect, the BENEFICIARY will pay OSEO anvar:

4.1.1 According to the indicated repayment schedule, the following amounts:

€100,000.00 by 31/03/2008 at the latest

€350,000.00 by 31/03/2009 at the latest

€350,000.00 by 31/03/2010 at the latest

€400,000.00 by 31/03/2011 at the latest

4.1.2 – and no later than 31/03 of each year, from 01/01/2006 a reimbursement annuity equal to :

a)	- 39.00% of the consideration, excluding taxes, of transfers or license concessions – patents or know-how – received during the preceding calendar year when such transfers or concessions are in respect of all or part of the product of the assistance programme

b)	- 39.00% of the consideration, excluding taxes, generated by marketing and in particular the sale to a third party or use by the BENEFICIARY pour its own needs, of the prototypes, pre-series, templates, realised in the framework of the assistance programme

The sums due to OSEO anvar pursuant to subparagraphs (a) and (b) of this article 4.1.2 shall be set off in priority with the last payment due to OSEO anvar under article 4.1.1 and, where appropriate, the penultimate payment.

4.2	Furthermore, in the hypothetical case where the amount of the advance effectively paid by OSEO anvar would be lower than the figure indicated in article 1, the repayments stipulated in articles 4.1.1 and 4.3 will be reduced in proportion to the amounts paid.

4.3	As a result of the nature of the work included in the aid programme, the BENEFICIARY will benefit from any partial or indirect results of the programme enabling it to improve its products or, more generally, the technologies implemented in their manufacture and/or design.

Consequently, notwithstanding the technical or commercial failure or the partial technical or commercial success of the programme, the BENEFICIARY will, in any case, repay to OSEO anvar an overall sum of €300,000.00, payable according to the following schedule:

€100,000.00 by 31/03/2008 at the latest

€200,000.00 by 31/03/2009 at the latest

4.4	The BENEFICIARY may reimburse the amount of the grant paid in advance.

4.5	The BENEFICIARY will be relieved of any undertakings and obligations that are incumbent upon it under this agreement at the time of full repayment of the amount stated in article 4.1.

The GENERAL CONDITIONS of the granting of assistance are annexed to this contract, in respect of which the BENEFICIARY acknowledges and agrees to adhere to.

Attached documents: - Programme budget (excluding taxes) - General conditions for the granting of aid - Model summarised statement of expenses incurred	Drawn up at Paris on 22.02.2006 In four copies

The BENEFICIARY SEQUANS COMMUNICATIONS	OSEO anvar

[illegible signature]	[illegible signature]

Georges KARAM Chairman of the Board of Directors	Geneviève GELLY, Regional Manager

OSEO anvar

Beneficiary SEQUANS COMMUNICATIONS

Programme duration estimated by the Beneficiary (in months): 11

Aid for Corporate Innovation

Innovation Programme Budget – Amounts in Euros (excl. tax)

COLUMN 1:

Nature of expense

Existing personnel costs

Engineer

SUBTOTAL PERSONNEL COSTS

General expenses (final)

(20% of personnel costs)

Purchases

SUBTOTAL GENERAL EXPENSES AND PURCHASES

Companies

SUBTOTAL SERVICES AND SUBCONTRACTING

Purchase of intellectual property blocks

Amortisation of recoverable investments over the duration of the programme

Other specific expenses (on documentary evidence)

SUBTOTAL INVESTMENT + AMORTISATION + OTHERS

TOTAL GENERAL

COLUMN 2:

Hourly rate (1)

COLUMN 3:

Stage 1

From 01 Sept 05 to 31 Dec 05

No. of hrs.             Amount

COLUMN 4:

Stage 2

From 01 Jan 06 to 01 Jul 06

No. of hrs.             Amount

COLUMN 4:

Stage 3

From to

No. of hrs.             Amount

COLUMN 5:

TOTAL

(1) Direct Hourly Rate = (gross annual salary (after DAS) + benefits)/1607 hours

The BENEFICIARY	OSEO anvar

[illegible signature]	[illegible signature]

GENERAL TERMS AND CONDITIONS FOR THE GRANTING OF AID

ARTICLE 1- PAYMENT OF THE GRANT

I.1 -	The payment of funds will be adequately documented by the ledger entries of the Accounting and Financial Department of OSEO anvar.

I.2 -	OSEO anvar will not be required to pay all or any part of the amount of the grant if any one of the situations described in article VI below should occur or if OSEO anvar, on the advice of the Regional Committee for Attribution of Assistance for Innovation, concludes that changes in the technical and/or financial resources of the BENEFICIARY will not allow it to complete the program properly.

Furthermore, if external events that constitute a case of force majeure should call into question the economic viability of the program receiving the aid, or if fundamental changes should occur in the status (see article II.9) or control of the BENEFICIARY (see article II.8), the resulting situation will be examined by OSEO anvar which, on the advice of the Regional Committee for Attribution of Assistance for Innovation, may modify its initial decisions.

I.3 -	OSEO anvar will be required to disperse the funds of the grant only within the limits of the budgeted amounts made available to it by the State for managing the Assistance for Innovation process. If appropriate, OSEO anvar will inform the BENEFICIARY of this situation as soon as possible.

ARTICLE II- OBLIGATIONS ON THE PART OF THE BENEFICIARY

The BENEFICIARY certifies herewith that it is in compliance concerning its obligations pertaining to taxation and employee benefits under article 4 of decree no. 97-682 of May 31, 1997, and further promises:

II.1	to use the aid granted herein exclusively for those expenses anticipated in the innovation program and incurred after the registration date of the request; in the same manner, the BENEFICIARY promises to disburse all amounts incumbent upon it as given in the attached estimate,

II.2	neither to suspend nor abandon the completion of the program without so informing OSEO anvar in advance,

II.3	to keep OSEO anvar immediately informed of any difficulties or serious and unforeseen events with the potential to delay, even interrupt, the fulfilment of the program,

II.4	to provide, at the request of OSEO anvar, any additional information concerning the use of the results of the program,

II.5	to submit to the monitoring performed in the technical area and in the financial area by OSEO anvar, or any representative appointed by OSEO anvar, as well as to facilitate in all ways the exercise of such monitoring, in particular as pertains to the verification of documents and visits on site. In cases of associations, the BENEFICIARY pledges that its members will observe this clause,

II.6	to inform OSEO anvar of any application for patent in France and abroad in connection with to the innovation program receiving aid and not to relinquish said patents without having made it possible for OSEO anvar to assume them free of charge in its own name at least two months prior to their expiration. In the event that said patents are assumed by OSEO anvar, the BENEFICIARY will have no further claim on them,

II.7	not to proceed with the disposal, transfer, grant, contribution, or conveyance of any kind, directly or indirectly, free of charge, in exchange for payment, or even by reciprocal trade, of the resources necessary either for the realization of the program receiving aid, in particular any patents, manufacturing methods, or technical results, or to the commercialization of the products of said program, without first having received approval from OSEO anvar,

II.8	to inform OSEO anvar of any modifications in the distribution of the company capital of the BENEFICIARY as soon as they occur, or as soon as they result in any change in the control of the BENEFICIARY,

II.9	to inform OSEO anvar, as soon as they occur, of any modifications in the status of the BENEFICIARY (such as its legal form, its company objective, or the amount of its capital), as well as to inform OSEO anvar of any action resulting in protective measures, receivership or compulsory liquidation of the BENEFICIARY,

II.10	to disclose the aid granted by OSEO anvar each time that the BENEFICIARY performs a press campaign concerning the program and its results. After a period of five years beginning from the date of the signing of the aid contract, OSEO anvar may publish information about the aid program, unless the BENEFICIARY states its opposition in writing.

ARTICLE III- ACCOUNTING

III. 1	The BENEFICIARY will keep records in which all elements necessary for the precise evaluation of the expenditures and incomes involved in this agreement will be listed, specifically :

- expenditures incurred in accordance with the aid base (external invoices or internal analytical documents),

- income received for making the annual payments due to OSEO anvar (proceeds from transfers or grants of licenses on patents or know-how, sale of prototypes – mock-ups – preproduction models),

These accounts, as well as the related elements in the general accounts, will remain available for consultation by OSEO anvar or a representative appointed by it within 15 days of the request made by OSEO anvar.

III. 2	All sums due with regard to the aid, which will be withdrawn by OSEO anvar from the bank account n°30003 03010 0002571415972 open with SOCIETE GENERAL PARIS AGENCE CENTRALE

Any amount not paid within contractual deadlines will be increased penalties for delay of 0.7%

ARTICLE IV – COMMERCIAL FAILURE, LIMITED COMMERCIAL SUCCESS

IV.1	The acknowledgement of commercial failure or limited commercial success of the program may be requested from OSEO anvar by the BENEFICIARY,

The BENEFICIARY must list all the human and technical, financial and commercial resources that it has brought to bear over a reasonable period in order to successfully market the results of the program,

In light of the information supplied by the BENEFICIARY, OSEO anvar may declare either the commercial failure or the limited commercial success of the program,

IV.2	a) In the event of commercial failure pronounced by OSEO anvar, the BENEFICIARY will be released from all commitments and obligations incumbent upon it under this contract, with the exception of articles II.6 and Il.7 of the General Terms and Conditions, provided that it has fulfilled all the commitments and obligations incumbent upon it prior to the date of the acknowledgement of commercial failure, The sums already paid or owed by the BENEFICIARY in application of article 4 of the Special Terms and Conditions will be retained by OSEO anvar in all circumstances and permanently,

b) In the event of limited commercial success of the program pronounced by OSEO anvar, the terms for repayment of the aid, set forth in article 4 of the Special Terms and Conditions may, as appropriate, be revised by mutual agreement between the BENEFICIARY and OSEO anvar,

ARTICLE V - RESUMPTION OF THE PROGRAM

In the event of commercial failure or of limited commercial success, abandonment or non-use of the results of the program receiving aid within a period of 4 years following the date of signing of this contract, and to the extent that it has not reimbursed the totality of the aid, the BENEFICIARY may not oppose the takeover, by OSEO anvar, or by a third party designed by OSEO anvar, of all or part of the industrial property, the results of any kind, mock-ups or prototypes made under the program receiving aid and, in a general way, the BENEFICIARY may not oppose the takeover of the program by other businesses. The application of this clause will be carried out in a spirit of cooperation in order to best preserve the interests of the BENEFICIARY and the general good.

ARTICLE VI - RECOVERY (repayment of the aid)

This aid automatically includes the right to recovery in the event of transfer - in whole or in part - or of liquidation ordered by a Court as well as in the event of closure, dissolution or voluntary liquidation by the BENEFICIARY.

In cases of a joint venture by several BENEFICIARIES, the decision to initiate an action for protective measures, receivership or compulsory liquidation against any one of the BENEFICIARIES will result in the repayment of the aid by the other BENEFICIARY or BENEFICIARIES. The same will be true in the event of closure, dissolution or voluntary liquidation by any one of the BENEFICIARIES.

Solely on the initiative of OSEO anvar, the aid granted herein will lead to repayment in any one of the following cases:

a- failure by the BENEFICIARY to observe any of its obligations arising from this document,

b- irregularities in matters of its obligations pertaining to taxation and employee benefits,

c- incorrect or false declarations,

d- early cancellation, on any grounds whatsoever, of any agreement granting the BENEFICIARY, the rights to the use of techniques, products or processes put in place for the fulfilment of the program receiving aid, and/or necessary for the marketing of the subsequent results.

The immediate recovery will be automatic, upon the request by OSEO anvar, and with no legal or paralegal measures required, the amount due being equal to the amount of the aid received plus, as appropriate, any late fees assessed at the rate set in article III.2 above.

ARTICLE VII – JURISDICTION

Paris is the sole place of jurisdiction in the event of any dispute relating to this agreement.